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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 18, 2004

CLICK COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	36-4088644 (IRS Employer Identification No.)
200 East Randolph Drive, 52nd Floor Chicago, Illinois 60601	60601
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:

(312) 482-9006

N/A
(Former name or former address, if changed since last report)

Item 5.    Other Events

        On March 18, 2004, Click Commerce, Inc. announced that it has agreed to acquire the operating assets of Webridge, Inc. A copy of the press release announcing the same is attached as Exhibit 99.1 to this Current Report on Form 8-K.

        The acquisition is expected to be completed by the end of April subject to a number of conditions, including approval of the stockholders of Webridge, receipt of regulatory approval from the Oregon Division of Finance and Corporate Securities, and certain other customary conditions.

Forward Looking Statements Disclosure

        This release may contain projections and other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. Readers should also consider the risks specifically associated with the acquisition of Webridge's assets, which included, but are not limited to: the possibility of a competitor providing a superior bid for the Webridge assets resulting in our acquisition not closing, unanticipated difficulties or costs associated with integrating the operations of Webridge with the operations of Click, and the failure of Webridge's stockholders to approve the acquisition.

Item 7.    Financial Statements and Exhibits

  (c)
  Exhibits

  99.1
  Press Release dated March 18, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2004
CLICK COMMERCE, INC.
	By:	/s/ MICHAEL W. NELSON Michael W. Nelson

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
SIGNATURES